Exhibit (h)(25)

SCHEDULE B

(as of February 20, 2026)

List of Series of VanEck ETF Trust to which the Agreement Does Not Apply

VanEck AA-BB CLO ETF

VanEck BDC Income ETF

VanEck CEF Muni Income ETF

VanEck CLO ETF

VanEck Communication Services TruSector ETF

VanEck Consumer Discretionary TruSector ETF

VanEck Consumer Staples TruSector ETF

VanEck Energy TruSector ETF

VanEck Financials TruSector ETF

VanEck Healthcare TruSector ETF

VanEck Industrials TruSector ETF

VanEck Long/Flat Trend ETF

VanEck Materials TruSector ETF

VanEck Real Assets ETF

VanEck Real Estate TruSector ETF

VanEck Technology TruSector ETF

VanEck Utilities TruSector ETF